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Global Corporate Trust
190 S. LaSalle Street, 7th Floor
MK-IL-SL7C
Chicago, IL 60603

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Annual Statement of Compliance

GS Mortgage Securities Trust 2015-GC30

VIA EMAIL

To Addresses on Exhibit A:

Re:	GS Mortgage Securities Trust 2015-GC30, Commercial Mortgage Pass-Through Certificates, Series 2015-GC30 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, U.S. Bank National Association, as Certificate Administrator and Trustee, Trimont Real Estate Advisors, Inc., as Operating Advisor, and Midland Loan Services, A Division of PNC Bank, National Association, as Master Servicer and Special Servicer

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: February 24, 2021

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Page 1 of 2	GS Mortgage Securities Trust 2015-GC30
Annual Statement of Compliance

US BANK (logo)

Exhibit A

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282-2198

Attention: GSMS 2015-GC30

leah.nivison@gs.com

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Citibank Agency & Trust – CGCMT 2015-GC31

john.hannon@citi.com

Page 2 of 2	GS Mortgage Securities Trust 2015-GC30
Annual Statement of Compliance